EXHIBIT 32

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TransNet Corporation (the "Company") hereby certify to such officer's knowledge that:

    1) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2) The information contained in the Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company.



         /s/ Steven J. Wilk
        -------------------------------
        Steven J. Wilk
        Chief Executive Officer

         Date:  September 27, 2006




         /s/ John J, Wilk
        -------------------------------
        John J. Wilk
        Chief Financial Officer

        Date:  September 27, 2006